SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934
                       (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]
CHECK THE APPROPRIATE BOX:
 [ ] Preliminary Proxy Statement
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

                        ALLIANCE BANCORP
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NOT APPLICABLE
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE
                           REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
 [X] No fee required
 [ ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:


    2) Aggregate number of securities to which transaction applies:


    3) Per unit price or other identifying value of transaction computed pursuant to Exchange Act Rule 0-11:


    4) Proposed maximum aggregate value of transaction:


    5) Total fee paid:

[ ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
   ----------------------------

  2) Form, Schedule or Registration Number:
   -----------------------------

  3) Filing Party:
   -----------------------------

  4) Date Filed:
   ------------------------------

                        ALLIANCE BANCORP
                        ONE GRANT SQUARE
                    HINSDALE, ILLINOIS 60521
                         (630) 323-1776


                                                  May 1, 1997


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Bancorp (the "Company") to be held on May 28, 1997, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois at 10:00 a.m. The Annual Meeting will be the first meeting of stockholders since the completion of the "merger of equals" of Hinsdale Financial Corporation and its principal subsidiary, Hinsdale Federal Bank for Savings, with Liberty Bancorp, Inc. and its principal subsidiary, Liberty Federal Savings Bank. In connection with the merger transaction, the holding company adopted the name "Alliance Bancorp" and the subsidiary Bank adopted the name "Liberty Federal Bank."

     As described in the enclosed Proxy Statement, matters scheduled to be presented for stockholder action at the Annual Meeting include the election of five directors, the approval of the 1997 Long-Term Incentive Stock Benefit Plan and the ratification of the appointment of independent auditors for the fiscal year ending December 31, 1997. During this meeting, we will also report on the operations of the Company and its subsidiaries. Directors and officers of the Company, as well as representatives of our independent auditors, will be present to respond to any questions which stockholders may have. Also enclosed is the Hinsdale Financial Corporation Annual Report on Form 10-K for the fiscal year ended September 30, 1996, which serves as the Annual Report to Stockholders for this meeting.

     We hope you will be able to attend this meeting in person.
Whether or not you expect to attend, we urge you to sign, date and return the enclosed Proxy Card so that your shares will be represented.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, we wish to thank you for your support and interest. We look forward to seeing you at the Annual Meeting.

Sincerely,


/s/ Fredric G. Novy                     /s/ Kenne P. Bristol
------------------------------          -------------------------
Fredric G. Novy                         Kenne P. Bristol
Chairman of the Board                   President and Chief
Executive Officer

                        ALLIANCE BANCORP
                        One Grant Square
                    Hinsdale, Illinois 60521

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held On May 28, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders ("Annual Meeting") of Alliance Bancorp (the
"Company") will be held at the Chicago Marriott O'Hare, 8535 West
Higgins Road, Chicago, Illinois on Wednesday, May 28, 1997, at
10:00 a.m., Chicago time.

     A Proxy Statement and Proxy Card for this Annual Meeting are enclosed herewith. The Annual Meeting is being held for the purpose of considering and voting upon the following:

     1. The election of five directors for a term of three years each;

     2.   The approval of the 1997 Long-Term Incentive Stock
Benefit Plan;

     3. The ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending
December 31, 1997; and

     4. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bylaws of the Company, the Board of Directors has fixed April 30, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of the Common Stock of the Company as of the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at One Grant Square, Hinsdale, Illinois for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

                              By Order of the Board of Directors


                              /s/ Richard A. Hojnicki
                              ------------------------------
                              Richard A. Hojnicki
                              Secretary

Hinsdale, Illinois
May 1, 1997

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE
ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

                        ALLIANCE BANCORP
                        One Grant Square
                    Hinsdale, Illinois 60521
                          (630) 323-1776
                    -------------------------

                         PROXY STATEMENT
                    -------------------------

                 ANNUAL MEETING OF STOCKHOLDERS
                          May 28, 1997
                    -------------------------


Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to stockholders of Alliance Bancorp (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held on Wednesday, May 28, 1997 at 10:00 a.m., Chicago time, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois and at any adjournments thereof. The Hinsdale Financial Corporation Annual Report on Form 10-K for the fiscal year ended September 30, 1996, which serves as the Annual Report to Stockholders in connection with the Annual Meeting, accompanies this Proxy Statement and Proxy Card, which are first being mailed to stockholders on or about May 1, 1997. Please note that the consolidated financial statements and other information included in the Annual Report on Form 10-K are those of Hinsdale Financial Corporation ("Hinsdale Financial"), as the merger of equals transaction (the "Merger") between Hinsdale Financial and Liberty Bancorp, Inc. ("Liberty Bancorp") was not consummated until subsequent to fiscal year end.

     Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or be present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy Card and returning it, signed and dated, in the enclosed postage-paid envelope. Stockholders are urged to indicate the way they wish to vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted FOR the election of each of the nominees for director named in this Proxy Statement, FOR the approval of the 1997 Long-Term Incentive Stock Benefit Plan and FOR the ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

Voting Securities

     The securities which may be voted at this Annual Meeting consist of shares of common stock of the Company, par value $.01 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as indicated below. The close of business on April 30, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of the Company's Common Stock outstanding on the Record Date (exclusive of Treasury shares) was 5,328,938 shares.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote (after giving effect to the limitation described below, if applicable) is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented, at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors
(i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

Voting Procedures and Method of Counting Votes

     As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the matter being proposed for stockholder action as set forth in Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote FOR, (ii) vote AGAINST, or
(iii) vote to ABSTAIN from voting on, such matter. An affirmative vote of the holders of a majority of the votes cast, in person or by proxy, and entitled to vote is required to constitute stockholder approval, without regard to broker non-votes, or proxies marked ABSTAIN.

     As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked ABSTAIN.

     Any other matters that may be brought before the Annual
Meeting will be determined by majority of the votes cast, without regard to broker non-votes, or any proxies as to which a stockholder abstains.

     Proxies solicited hereby will be returned to the Company, and will be tabulated by an inspector of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth information regarding persons known to be beneficial owners of more than five percent of the Common Stock outstanding as of April 30, 1997.




                                           Amount and Nature
                 Name and Address of         of Beneficial     Percent
Title of Class    Beneficial Owners            Ownership       of Class
-----------------------------------------------------------------------
Common stock     Investors of America           289,793(1)       5.44%
                 Limited Partnership
                 (formerly known as Dierberg
                 Four, L.P.)
                 39 Glen Eagles Drive
                 St. Louis, MO  63124

-----------------
(1) Investors of America, Limited Partnership, is a Nevada limited partnership, the general  partner of which is First Securities America, Inc., a Missouri corporation.  James F. Dierberg is the controlling shareholder of First
    Securities America, Inc.


         PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

               PROPOSAL 1-- ELECTION OF DIRECTORS

     The Board of Directors is comprised of 14 members divided into three classes. Directors are elected for staggered terms of three years each, with the term of office of only one class of Directors expiring in each year. Directors serve until their successors are elected and qualified.

     The names of the five nominees for election to the Board of Directors are set forth below, along with certain other information concerning such individuals, and the other members of the

Board, as of April 30, 1997. Management believes that such nominees will stand for election and will serve if elected as Directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Each director and nominee has served on the Board of Directors of Alliance Bancorp since the consummation of the Merger in February 1997, except for Mr. Nusrala who was first appointed to the Board in April 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
ELECTION OF THE NOMINEES WHOSE NAMES APPEAR BELOW.



                                            Years First Elected
                                                to Hinsdale                   Amount and Nature
                                                Financial or                    of Beneficial
Name, Agent, Principal Occupation and         Liberty Bancorp                   Ownership of   Percent of
Business Experience for Past 5 Years              Board(1)      Term to Expire     Stock(2)       Class

                                                             NOMINEES
Howard R. Jones, Age 61                             1991              2000         40,363(3)       0.76%
  President of Packaging Design Corporation,
  a manufacturer of corrugated containers and
  specialties.

Fredric G. Novy, Age 58 (4)(5)                      1994              2000        171,336(6)       3.22%
  Chairman of the Board of Directors of Alliance
  Bancorp and Liberty Federal Bank; President
  and Chief Executive Officer of Liberty Bancorp
  and Liberty Federal Savings from 1994 to
  February 1997.  President of Cragin Financial
  Corporation and Cragin Federal Bank for
  Savings from 1990 through 1994.

William C. O'Donnell, Age 74                        1979              2000         98,050(7)       1.84%
  President of ODON Communication Group, a
  radio broadcasting company.

Russell F. Stephens, Jr., Age 64                    1971              2000         28,293(3)       0.53%
  President of Insurance Concepts & Design Inc.,
  an insurance agency.

Vernon B. Thomas, Jr., Age 63 (4)                   1969              2000        102,251(7)       1.92%
  Attorney whose practice concentrates in
  corporate, banking, real estate and estate
  planning.

                                                      CONTINUING DIRECTORS

Kenne P. Bristol, Age 54 (4)(5)                     1986              1998         65,839(8)       1.24%
  President and Chief Executive Officer of
  Alliance Bancorp and Liberty Federal Bank;
  previously President and Chief Executive
  Officer of Hinsdale Financial and Hinsdale
  Federal.


                                            Years First Elected
                                                to Hinsdale                   Amout and Nature
                                                Financial or                    of Beneficial
Name, Agent, Principal Occupation and         Liberty Bancorp                   Ownership of   Percent of
Business Experience for Past 5 Years              Board(1)      Term to Expire     Stock(2)       Class

Edward J. Burns, Age 67 (4)(5)(9)                   1963              1999        145,557(10)      2.73%
  Retired; Chairman of the Board of Liberty
  Bancorp from 1991 and Liberty Federal Savings
  from 1982 until February 1997.  President and
  Chief Executive Officer of Liberty Bancorp and
  Liberty Federal Savings until 1994.

Howard A. Davis, Age 49 (11)                        1995              1998          7,500(12)      0.14%
  President and Chief Executive Officer of
  Preferred Mortgage Associates, Ltd., a
  subsidiary of the Bank.

Whit G. Hughes, Age 71                              1982              1999         67,760(7)       1.27%
  Chairman and former Chief Executive Officer of
  Hughes Enterprises, Inc., a distributor of
  appliances and parts and a developer and
  operator of self-service laundry stores.

H. Verne Loeppert, Age 75                           1964              1998         49,315(13)      0.93%
  Retired; until December 31, 1996, President and
  Chief Executive Officer of CDV Corporation, a
  holding company whose subsidiaries are engaged
  in metal working tool manufacturing.

David D. Mill, Age 68 (4)(9)                        1967              1998         85,273(7)       1.60%
  Dentist; Dr. Mill has owned his own general
  dental practice since 1957.

Edward J. Nusrala, Age 57 (4)                       1997              1999         11,000(14)      0.21%
  Founder, owner and President of Famous Brand
  Shoes, Inc., a retail shoe company.

William R. Rybak, Age 46 (4)                        1986              1999         39,112(3)       0.73%
  Chairman of the Board of Directors of Hinsdale
  Federal from 1990 to February 1997, and
  Chairman of the Board of Hinsdale Financial
  from its formation in 1992 to February 1997.
  Executive Vice President and Chief Financial
  Officer of Van Kampen American Capital, Inc.,
  a financial services company specializing in
  money management and the distribution of
  mutual funds.

Donald E. Sveen, Age 65 (4)                         1971              1999         65,363(3)       1.23%
  Retired; prior to July 1996, President, Chief
  Operating Officer and Director of The John
  Nuveen Company and Subsidiaries and
  Chairman, Chief Executive Officer and Director
  of the Nuveen Select Tax-Free Income Portfolio
  Funds.  Nuveen is a financial services company
  specializing in tax-exempt investments and
  money management.

                                        (footnotes on next page)

                                            Years First Elected
                                                to Hinsdale                   Amout and Nature
                                                Financial or                    of Beneficial
Name, Agent, Principal Occupation and         Liberty Bancorp                   Ownership of   Percent of
Business Experience for Past 5 Years              Board(1)      Term to Expire     Stock(2)       Class

                                              EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

Richard A. Hojnicki, Age 47                         --                --           40,711(15)      0.76%
  Mr. Hojnicki is Executive Vice President,
  Secretary and Chief Financial Officer of
  Alliance Bancorp and Liberty Federal Bank.

All directors and executive officers as a group     --                --        1,031,295(16)(17) 19.35%
(17 persons)



(1) Includes service on the Board of Directors of Hinsdale Federal Bank for Savings ("Hinsdale Federal") and Liberty Federal Savings Bank ("Liberty Federal Savings").
(2) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(3) Includes 15,362 shares that may be acquired pursuant to the exercise of options granted under the Hinsdale Financial Corporation 1992 Stock Option Plan for Outside Directors (the "Hinsdale Financial Directors' Option Plan").
(4) Also serves on the Board of Directors of Liberty Federal Bank (the "Bank"), the wholly-owned subsidiary of the Company.
(5) Mr. Burns, Mr. Bristol and Mr. Novy have employment contracts with both the Bank and the Company.
(6) Includes 122,446 shares with respect to Mr. Novy which may be acquired through the exercise of stock options under the Liberty Bancorp, Inc. Amended and Restated 1991 Incentive Stock Option Plan ("Liberty Bancorp Incentive Stock Option Plan").
(7) Includes 33,105 shares subject to options which may be acquired by each outside director indicated under the Liberty Bancorp, Inc. 1991 Stock Option Plan for Outside Directors (the "Liberty Bancorp Directors' Option Plan").
(8) Includes 36,294 shares that may be acquired pursuant to presently exercisable stock options by Mr. Bristol.
(9)  Dr. Mill is married to Mr. Burns' first cousin.
(10) Includes 76,579 shares with respect to Mr. Burns which may be acquired through the exercise of stock options granted under the Liberty Bancorp Incentive Stock Option Plan and 9,024 shares allocated to Mr. Burns under the Liberty Federal Savings Bank ESOP.
(11) Mr. Davis has an employment contract with Preferred Mortgage Associates, Ltd., a subsidiary of the Bank.
(12) Includes 5,000 shares that may be acquired pursuant to presently exercisable stock options by Mr. Davis.
(13) Includes 30,997 shares subject to options which may be acquired by Mr. Loeppert under the Liberty Bancorp Directors' Option Plan.
(14) Includes 10,000 shares that may be acquired by Mr. Nusrala pursuant to the exercise of options granted under the Hinsdale Financial Directors' Option Plan.
(15) Includes 17,498 shares that may be acquired pursuant to presently exercisable stock options by Mr. Hojnicki.
(16) Includes 186,935 shares that may be acquired pursuant to presently exercisable stock options granted to executive officers of the Company and its subsidiaries, and 311,444 shares that may be acquired pursuant to presently exercisable stock options granted to directors who are not executive officers.
(17) Includes 10,984 shares allocated to the accounts of executive officers under the Hinsdale Federal Bank for Savings and Liberty Federal Savings Bank ESOPs. Excludes the remaining 345,488 shares of Common Stock owned by the ESOPs. The ESOP Administrative committee administers the ESOPs. Under the terms of the ESOPs, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in a manner that reflects the directions received from employees as to allocated shares.


Meetings of the Board of Directors and Committees of the Board

     During fiscal 1996, the Board of Directors of the Company met 14 times. The Board of Directors of the Bank meets monthly and may have additional special meetings upon request of the Chairman of the Board, the President, or one-third of the Directors. During the fiscal year ended September 30, 1996, the Board of Directors of the Bank met 12 times.

     The Company and the Bank maintain an Executive Committee, an Audit and Compliance Committee, and a Compensation and Personnel
Administration Committee. In addition to these committees, the Bank maintains an Asset/Liability-Budget Committee, a Loan
Committee, a

Marketing/Advertising Committee, and the Pension Trustees
Committee. No Director attended fewer than 75%, in the aggregate, of the total number of Board meetings held during fiscal 1996 and the total number of committee meetings on which he served during the year, as to both the Company and the Bank.

     The Executive Committee currently consists of Directors Rybak (Chairman), Burns (Vice Chairman), Bristol, Loeppert, Novy, O'Donnell, Stephens, Sveen and Jones. This Committee exercises the authority of the Board when the Board is not in session, subject to applicable law. Any activity is reported to the Board on a monthly basis. The Executive Committee did not meet during fiscal 1996.

     The Audit and Compliance Committee currently consists of Directors Loeppert (Chairman), Jones, Mill and Rybak. This Committee receives reports as necessary to review the results of the internal audit program, the independent audit, and other matters that affect the Company or the Bank. The Audit and Compliance Committee met one time in fiscal 1996. The Board, as a whole, receives quarterly internal auditing reports from the Bank's internal auditor.

     The Company's Nominating Committee is not a standing committee but is convened as needed with director members appointed by the Chairman. While the Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's Bylaws. See "Advance Notice of Business to be Conducted at an Annual Meeting."

     The Compensation and Personnel Administration Committee currently consists of Directors Sveen (Chairman), Burns, Hughes and Stephens. The Committee reviews and administers compensation, officer promotions, benefits and other matters of personnel policy and practice. The Committee met one time during fiscal 1996.

Directors' Compensation

     Fees. Outside directors of the Company receive a fee of $1,500 per meeting of the Board. Prior to the Merger, directors of the Company did not receive any directors' fees. Outside Directors of the Bank receive a monthly fee of $1,500. Directors who are not officers also receive $300 for each committee meeting attended. Outside directors of the Bank's subsidiaries receive $300 per quarter for serving on one or all of these Boards.

     Directors' Option Plans. Under the Hinsdale Financial Directors' Option Plan, each outside Director of Hinsdale Financial, at the time of Hinsdale Federal's conversion to stock form, received non-statutory options to purchase 15,362 shares of Common Stock at an exercise price of $8.00 per share, equal to the fair market value of the stock at the time of grant. In April 1997, Mr. Nusrala received a non-statutory option to purchase 10,000 shares of Common Stock at an exercise price of $27.75 per share, equal to the fair market value of the stock at the time of grant.

Under the Liberty Bancorp Directors' Option Plan, each outside Director of Liberty Bancorp was granted options to purchase 33,105 shares of Common Stock (as adjusted to reflect the exchange ratio in the Merger) at an exercise price which is, at the discretion of the optionee, either $9.49 per share or $8.06 per share (each, as adjusted) in which latter case the stock received upon exercise must be held for one year.

Executive Compensation

     Compensation Committee Report. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation and Personnel Administration Committee (the "Compensation Committee"), at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement, which report relates to Hinsdale Financial's fiscal year ended September 30, 1996, prior to completion of the Merger.

     The Compensation Committee is composed solely of independent outside Directors. The Board has delegated to the committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Company, and the requirements of appropriate regulatory agencies. Non-employee directors who do not sit on the Compensation Committee also participate in executive compensation decision-making through the review, discussion and ratification of Compensation Committee recommendations. All cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay cash compensation to executive officers.

     Executive Compensation Philosophy. Since the Company became a public company in 1992, the Committee has had the following goals for the compensation programs impacting the executives of the Company and the Bank:

     -- to provide motivation for the executives to enhance shareholder value by linking a significant portion of their compensation to the value of the Company's Common
          Stock;

     -- to retain the executive officers who are capable of leading the Company to high performance levels and to allow the Bank to attract high quality executives in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

     -- to maintain reasonable "fixed" compensation costs by targeting base salaries at competitive average levels.

     The Compensation Committee of the Board of Directors of the Bank periodically reviews salaries, stock options and other aspects of executive compensation. In general, the purpose of this evaluation is to ensure that the Bank's overall executive compensation programs remain competitive with savings institutions and banks that are similar in both asset size and geographical markets to the Bank and that total executive pay represents both the individual's performance as well as the current and past performance of the Bank.

     For purposes of determining the competitive market for the Bank's executives, the committee has retained KPMG Peat Marwick LLP to review the comprehensive compensation paid to top executives of thrifts and banks with total assets in the range of the Bank's total asset size and performance results comparable to those of the Bank.

     KPMG Peat Marwick LLP reviewed the following published compensation surveys to determine competitive compensation levels:

     The 1996 Financial Institution Peer Group Data -
     Regional/$500M-$1B;

     The 1996 Bank Cash Compensation Survey, Bank Administration
     Institute;

     The 1995 Financial Institutions Compensation Survey (Cole)
     By Wyatt Data Services; and

     The American Compensation Association's 1995-1996 Salary
     Budget Survey.

     The data collected were from midwest institutions with assets ranging from $500 million to $999 million. All compensation data has been updated to October 1, 1996.

     The surveys provide data for both commercial banks and thrifts. KPMG Peat Marwick LLP has been recommending to their thrift clients for several years that for compensation purposes they should compare themselves to commercial banks of comparable size as well as other thrifts for the following reasons:

     -- since deregulation, the differences in the balance sheet structure and the complexity level between operating a thrift and a bank have significantly narrowed; and

     -- thrifts are recruiting senior executives from commercial banks more frequently, and to obtain top talent, the thrifts are required to provide compensation levels competitive with banks.

     In addition, the Compensation Committee reviewed the salary history and performance levels for each of the executive officers in determining appropriate compensation levels. It is expected that the comparative salary data compiled by KPMG Peat Marwick LLP on comprehensive executive compensation will continue to be utilized as the primary source of information in subsequent years in determining compensation levels for executive officers.

     Executive officers' compensation consists principally of salary, annual incentive payments, and stock options. The salaries are generally in the average range compared to other similar institutions. The incentive payments are based on performance as well as position.

     Compensation of Chief Executive Officer.  The Compensation
Committee meets periodically to evaluate Mr. Bristol's performance and reports on that evaluation to the Outside
Directors of the Board. The Chief Executive's compensation consists principally of three components:

               --   Salary
               --   Annual Incentive Payment
               --   Stock Option Grants

     Under the leadership of the Compensation Committee, subsequent to the determination of Mr. Bristol's fiscal 1996 compensation, the Board of Directors of the Bank, with Mr. Bristol excused, determined his fiscal 1996 compensation giving consideration to the size of the Bank, the duties and responsibilities of his position and a comparison of the compensation of chief executive officers of similarly situated financial institutions. Mr. Bristol's total cash compensation was based on his contribution to the overall long-term strategy and financial strength and performance of the Company.

     In 1993, the Bank adopted a discretionary Annual Incentive Compensation Program based on achievement of profitability performance goals while maintaining safety and soundness standards. The program's objective is to build shareholder value by providing an incentive to executives and staff to develop those business strategies and take those actions that will impact the Company's annual as well as long-term profitability. In order to attract and retain high quality executives, the Bank's executive compensation strategy is based on providing total target compensation opportunities that are at, or above, the competitive norms for companies competing in the Bank's employment market. The Company's total compensation philosophy is based on a combination of surveyed average base compensation plus an average to above average incentive opportunity with the intent of motivating management to continually meet or exceed the goals of increasing shareholder value.

     In addition to projected levels of profitability, the Chief
Executive's annual incentive is dependent on the Bank maintaining certain levels of performance in the following areas:

     --   the regulatory capital ratios;

     --   the interest rate risk as measured by the one year
          interest rate sensitivity gap; and
     --   the ratio of non-performing assets to total assets.

     While these measures may change from year-to-year based on the strategic focus of the Company, the objective of achieving annual profitability goals and enhancing shareholder value while maintaining long-term safety and soundness will continue.

     The 1996 annual incentive award granted to the Chief Executive Officer is based on 40% of base salary if the target performance goals are achieved. If the performance goals are exceeded, the percentage of base salary award can be up to a maximum of 80%. Bank performance awards are based on pre-tax income objectives in addition to safety and soundness considerations. Based upon the criteria established by the Board, Mr. Bristol received a bonus of $75,000, representing approximately 36% of his salary. The Committee also determined to grant Mr. Bristol options to purchase 18,750 shares of Common Stock at an exercise price equal to the fair market value of the shares at the time of grant.

                     Compensation Committee
                Howard R. Jones, William R. Rybak

     Stock Performance Graph. The following table shows a comparison of the cumulative total stockholder return */ on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies in the Nasdaq National Market and Standard & Poor's Savings & Loan Companies Index. The Common Stock began trading on July 7, 1992.


                                  7/7/92  9/92  9/93  9/94  9/95  9/96
                                  ------------------------------------
Hinsdale Financial Corporation     100     99   175   202   229    242
NASDAQ Stock Marketet-US           100    104   136   137   190    225
S&P Savings & Loans Companies      100     84   113   114   146    169

*$100 invested on 7/7/92 in stock or on 6/30/92 in index - including reinvestment of dividends.
 Fiscal year ending September 30.



     Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank, for services rendered during the fiscal years ended September 30, 1996, 1995 and 1994, to the Chief Executive Officer and other executive officers of the Bank and/or the Company, who received an amount in salary and bonus in excess of $100,000 in the fiscal year ended September 30, 1996 ("Named Executive Officers"). Because the merger of Hinsdale Financial and Liberty Bancorp was not consummated until February 1997, the following table provides information only with respect to those persons who served as executive officers of Hinsdale Financial during the applicable period.

                                          Annual Compensation                      Long-Term Compensation

                                                                                       AWARDS          PAYOUTS

                                                              Other Annual    Restricted     Options/
     Name and             Year Ended      Salary      Bonus   Compensation      Stock         SARS       LTIP     All Other
Principal Position           9/30          (1)         (2)         (3)          Awards         (#)     Payout   Compensation(3)
-------------------------------------------------------------------------------------------------------------------------------

Kenne P. Bristol             1996        $220,000    $ 75,000      $--           $--          18,750     $--      $20,919
 President, Chief            1995         212,700      65,000       --            --              --      --       15,838
 Executive Officer           1994         204,200     100,000       --            --              --      --       17,051
 and Director

Richard A. Hojnicki          1996        $ 99,000    $ 23,000      $--           $--           5,625     $--      $13,388
 Executive Vice              1995          95,000      23,000       --            --              --      --        9,793
 President, Chief            1994          92,000      36,000       --            --              --      --        9,029
 Financial Officer
 and Corporate
 Secretary

</TABLE
---------------------
(1)  Includes Directors' fees paid to Mr. Bristol.  Effective
     October 1, 1995, directors who are employees do not receive director's fees.
(2)  Includes bonuses granted pursuant to the Bank's incentive bonus plan, which bases bonuses upon a percentage of
     officers' salaries if the Bank meets certain performance
     goals.
(3)  Unless otherwise indicated, perquisites for the fiscal years ended September 30, 1996, 1995 and 1994 did not exceed the lesser of $50,000 or 10% of the total of the salary and
     bonus as reported for the Named Executive Officers.
(4)  Represents the value of shares of Common Stock allocated to the account of the Named Executive Officer under the ESOP
     during the fiscal year in question, based on the market
     price of the Common Stock as of December 31, 1995, 1994 and
     1993.

     Employment Agreements. The Bank has entered into an employment agreement with Mr. Bristol, which provides for a term of thirty-six months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be thirty-six months. If the agreement is not renewed, the agreement with Mr. Bristol will expire thirty-six months following the anniversary date. The current Base
Salary for Mr. Bristol is $230,000. The base salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, (iii) liquidation or dissolution of the Bank, or (iv) a breach of the agreement by the Bank, the executive, or in the event of death, his beneficiary would be entitled to severance pay in an amount equal to 2.99 times the annual rate of Base Salary at the time of termination. The Bank would also continue the executive's life, health, dental and disability coverage for the remaining unexpired term of the agreement.

     If termination, voluntary or involuntary, follows a change in control of the Bank or the Company, the executive or, in the event of death, his beneficiary, would be entitled to a severance payment equal to 2.99 times the annual rate of Base Salary at the time of termination, which currently would be approximately
$688,000. The Bank would also continue the executive's life, health, dental and disability coverage for thirty-six months. A change in control is generally defined to mean the acquisition by a person or group of persons having beneficial ownership of 20% or more of the Bank's or the Company's Common Stock during the term of the agreement, or a merger or other form of business combination, sale of assets, or contested election of directors which results in a change of a majority of the Board of Directors. The Company has agreed to reimburse the executive for any excise taxes that may be imposed under the federal income tax code in connection with any payments made following a change in control.

     As a result of the merger of Liberty Bancorp and Hinsdale
Financial, the Company and the Bank are parties to employment agreements with Messrs. Burns and Novy. The employment agreements provide for three-year terms. Commencing on the first anniversary date and continuing each anniversary date thereafter, the agreements may be extended by the Board of Directors for an additional year so that the remaining terms shall remain three years. Base salaries will be reviewed annually. In 1996, the base salaries of Messrs. Burns and Novy provided for by the employment agreements were $135,000, and $200,000, respectively.

     In addition to the base salary, the agreements provide for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause at any time. In the event the Bank or the Company choose to terminate the executive's employment for reasons other than for cause; or in the event of the executive's resignation from the Bank and the Company upon (i) failure to re-elect the executive to his current offices or nominate for board membership, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, (iii) liquidation or dissolution of the Bank or the Company, or (iv) a breach of the agreement by the Bank or the Company; the executive, or in the event of death, his beneficiary would be entitled to severance pay. Pursuant to his agreements, in the event of such termination, Mr. Burns would receive a sum equal to: (i) the amount of remaining salary payments under the agreement; (ii) the annual weighted average of the amount of bonus and other compensation paid to or accrued on behalf of Mr.
Burns during the term of the agreement times the remaining number of years, and any fraction thereof, under the agreement; and
(iii) an amount equal to the average of the annual contributions that were made on his behalf to any employee benefit plans during the term of the agreement times the remaining number of years, and any fraction thereof, under the agreement. Under the terms of their agreements, in the event of such termination, Mr. Novy would receive the greater of (i) the payments due for the remaining term of his agreement, or (ii) one times his average annual compensation for the three preceding taxable years and the amount of any benefits received pursuant to any employee benefit plans on his behalf during the term of his agreement.

     If termination, voluntary or involuntary, follows a change in control of the Bank or the Company, the executive or, in the event of death, his beneficiary, would be entitled to a severance payment equal to three times his average annual compensation over the past three years of employment with the Bank or Company. The
Bank and the Company would also continue the executive's life, medical, dental and disability coverage for the remaining term of the agreement. A change in control is generally defined to mean the acquisition by a person or group of persons having beneficial ownership of 20% or more of the Bank's or the Company's Common
Stock or a merger or other form of business combination, sale of assets, or contested election of directors which results in a change of a majority of the Board of Directors during the term of the agreement. Payments to the executive under the Bank's agreements will be guaranteed by the Company in the event that payments or benefits are to paid by the Bank.

     In the event of a change of control, based upon the past fiscal year's salary, bonus and fees, Mr. Burns would receive approximately $430,000, and Mr. Novy would receive approximately
$669,000 in severance payments. In addition, the agreements provide for continued life, medical, dental and disability coverage for a period of 36 months. Any outstanding options vest upon a change in control.

     Severance Agreements. The Bank has entered into a severance agreement with Mr. Hojnicki. The Severance Agreement provides for a term of twelve months; on the first anniversary date and continuing on each anniversary thereafter, the agreement may be extended so that the remaining term shall be twelve months. If not renewed, the agreement expires twelve months thereafter. The agreement provides that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminates the officer's employment for any reason other than cause, or if the officer terminates his employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to an amount equal to one and one half times the base salary. The Bank would also continue the officer's life, health, dental and disability coverage for the remaining unexpired term of the agreement. Payment to the officer under the agreement will be provided by the Company in the event that payment or benefits are not paid by the Bank. The Bank has entered into similar severance agreements with seven other officers of the Bank.

     Stock Option Plans. The Board of Directors of the Company established stock option plans which provide discretionary awards to its officers and key employees. The grant of awards to employees under the option plans is determined by a committee of the Board of Directors consisting of "Non-Employee" directors.


     Set forth below is information relating to options granted under the Hinsdale Financial Stock Option Plans to the Named
Executive Officers during fiscal 1996.



                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                 Annual Rates of Stock
                                                                                 Price Appreciation for
                             Individual Grants                                         Option Term

                                        Percent of Total
                                        Options Granted
                                        to Employees in   Exercise or  Expiration
Name                  Options Granted        FY 1996       Base Price     Date       5%        10%

Kenne P. Bristol          18,750(1)            30%           $21.20     10/8/05    $62,625    $125,250
Richard A. Hojnicki        5,625(1)             9%           $21.20     10/8/05    $18,788    $ 37,575

----------------
(1) These options become exercisable in three equal installments commencing October 8, 1996.

     The following table provides certain information with respect to the number of shares of Common Stock represented by stock options held by the Named Executive Officers as of September 30, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock. No options were exercised during fiscal 1996.



                                                   Number of Unexercised        Value of Unexercised In-
                                                         Options at               The-Money Options at
                                                       Fiscal Year-End             Fiscal Year-End(1)

                  Shares Acquired     Value
Name               Upon Exercise     Realized     Exercisable/Unexercisable(#)  Exercisable/Unexercisable($)

Kenne P. Bristol         --           $ --               30,044/26,261              $465,682/159,545
Richard A. Hojnicki      --             --               15,623/9,530                242,157/73,465

(1)  Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on September 30, 1996, at which date the last sales price of the Common Stock, as quoted on the Nasdaq National Market, was $23.50.



     Retirement Plan. The Bank maintains the Hinsdale Federal Bank for Savings Pension Plan ("Retirement Plan"), for the benefit of the employees of the Bank. The Retirement Plan is a noncontributory defined benefit pension plan. All employees who have worked at the Bank for a twelve month period and within that period have been credited with 1,000 or more hours of employment with the Bank and have attained age 21 are eligible to participate in the Retirement Plan. Each year the Bank contributes such amount, if any, to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The following table sets forth the estimated annual benefits payable upon retirement at age 65 in calendar year 1996, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.


                                Years of Benefit Service
                                      at Retirement

Final Salary   15 Years     20 Years     25 Years     30 Years     35 Years
$ 25,000       $ 5,588      $ 7,450      $ 9,313      $11,175      $13,038
  50,000        12,150       16,200       20,250       24,300       28,350
  75,000        18,713       24,950       31,188       37,425       43,663
 100,000        25,275       33,700       42,125       50,550       58,975
 125,000        31,838       42,450       53,063       63,675       74,288
 150,000(1)     38,400       51,200       64,000       76,800       89,600

-------------------------
(1) The maximum annual salary under the Internal Revenue Code of 1986.



     Compensation covered by the Retirement Plan is total compensation received from the Bank except bonuses, overtime, commissions, director's fees or other forms of special compensation, before reducing such compensation pursuant to a deferral election of the employee under any plan of the Bank established in accordance with the provisions of Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended (the "Code").

     The following table sets forth the years of credited service
(i.e., benefit service) as of September 30, 1996 for each Named
Executive Officer.


                                   Credited Service
                                        Years
     Kenne P. Bristol                        18
     Richard A. Hojnicki                20


     In March 1997, the Bank adopted resolutions terminating the Retirement Plan. No participant will accrue additional benefits under the Retirement Plan after its termination.

Transactions With Certain Related Persons

     The Bank does not make loans to its directors and executive officers except for overdraft lines of credit on checking accounts issued by the Bank, which are made in the ordinary course of business, and on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Liberty Federal Savings had a policy which required that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The loans made by Liberty Federal Savings to its executive officers and directors were assumed by the Bank in connection with the merger.

          PROPOSAL 2 - APPROVAL OF THE ALLIANCE BANCORP
           1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

     The Board of Directors of the Company has adopted the 1997 Long-Term Incentive Stock Benefit Plan (the "1997 Stock Benefit Plan"). The Board of Directors adopted this plan in order to provide the Company the flexibility and advantages needed to attract, retain and motivate key employees and directors. The purpose of the 1997 Stock Benefit Plan is to advance the interests of the Company and to increase shareholder value by providing officers, employees and directors of the Company with a proprietary interest in the growth and performance of the Company and with incentives for continued service to the Company. The following is a summary of the material features of the 1997 Stock Benefit Plan, which is qualified in its entirety by reference to the provisions of the Plan attached hereto as Exhibit A.

General

     The 1997 Stock Benefit Plan shall become effective on May 28, 1997, upon approval by shareholders of the Company at the Annual Meeting, and will remain in effect for a period of ten years. The 1997 Stock Benefit Plan authorizes the issuance of up to 400,000 shares of Common Stock of the Company pursuant to the grants of stock options, stock appreciation rights, or stock awards.

     The 1997 Stock Benefit Plan will be administered by a committee (the "Committee") appointed by the Board of Directors, or by the Board of Directors itself (references to the Committee shall include the Board to the extent it administers the Plan). The Committee will be comprised of two or more "Non-employee Directors" of the Board of Directors, as such term is defined in Rule 16b-3 of the Exchange Act. The Committee has full and exclusive power within the limitations set forth in the 1997 Stock Benefit Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan's purposes; and interpreting and otherwise construing the 1997 Stock Benefit Plan. The 1997 Stock Benefit Plan may be amended by the Board or the Committee, without the approval of shareholders, but no such amendments may adversely affect any outstanding awards under the 1997 Stock Benefit Plan without the consent of the holders thereof. The 1997 Stock Benefit Plan provides that the Committee may not amend any outstanding option award to reduce the option price or cancel and replace option awards with awards having a lower option price without further approval of shareholders. This amendment only prohibits the re-pricing of "underwater" options and does not preclude adjustment of the option price under the anti-dilution provisions of the 1997 Stock Benefit Plan.

Eligibility

     Any employee or director of the Company or of any of its subsidiaries shall be eligible to receive an award under the 1997
Stock Benefit Plan.

Types of Awards

     The Committee shall determine the type or types of awards to be made to each participant under the Plan and shall approve the terms and conditions governing these awards. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. The 1997 Stock Benefit Plan provides flexibility in structuring long-term incentive agreements for various groups and levels of executives, directors and other participants. The flexibility will permit the Company to grant one form of award or combination of awards to certain participants while using another award type or mix for others. Awards may include, but are not limited to, the following:

     Stock Options. Stock options will constitute rights entitling their holders to purchase shares of the Company's Common Stock during a specified period. The purchase price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the 1997 Stock Benefit Plan means the reported closing price of the Common Stock on the day of grant or if the Common Stock is not traded on such date, on the next preceding day on which the Common Stock was traded.

     Any stock option granted in the form of any incentive stock option will be intended to comply with the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other method as provided by the Committee. Such payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods. Accelerated ownership stock option rights may be granted simultaneously with, or subsequent to, the grant of any option. If an option grant contains an accelerated ownership stock option right, and if a participant pays all or part of the exercise price of the option with previously owned shares of Common Stock, then upon exercise of the option the participant will be granted an accelerated ownership stock option to purchase at the fair market value as of the date of grant of the accelerated ownership stock option, a number of shares of Common Stock equal to the number of whole shares used by the participant to pay for the exercise of the initial option and the number of whole shares, if any, withheld by the Company in payment for withholding tax in connection with the exercise of the initial option. Accordingly, the accelerated ownership stock option rights do not increase the total number of shares owned by a participant, or the aggregate shares outstanding, but permit the participant to use previously owned shares of Common Stock to exercise stock options without decreasing his or her proprietary interest in the Company. An accelerated ownership option may not be exercised prior to the expiration of six months from the date of the grant of the accelerated ownership option.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") entitle their recipients to receive payments in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any such payments shall represent the appreciation in market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the date of exercise over the fair market value of the Company's Common Stock on the date of grant of the SAR or the grant of an award which the SAR replaced.

     Stock Awards. Stock awards may constitute actual shares of Common Stock or may be denominated in stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Stock awards may be subject to conditions established by the Committee and set forth in the award agreement, and which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Stock awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Committee may determine.

     Any awards made under the 1997 Stock Benefit Plan may be subject to vesting and other contingencies as determined by the Committee. Awards will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award. The Committee in its discretion may accelerate or extend the period for the exercise or vesting of awards.

     The Committee may provide that awards under the 1997 Stock Benefit Plan earn dividend equivalents, to be paid currently or at a later date or dates, subject to such conditions as the Committee may establish. Award payments may also be deferred as determined by the Committee. Such deferral settlements may include the crediting of dividend equivalents if denominated in stock awards, or interest if denominated in cash. Shares of Common Stock underlying stock awards may be voted by the participant prior to vesting.

     Generally, all awards, except nonincentive stock options, granted under the 1997 Stock Benefit Plan shall be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 1997 Stock Benefit Plan upon the participant's death.

Change in Control

     Upon the occurrence of an event constituting a change in control of the Company, all awards outstanding will become immediately vested, and stock awards will be distributed.

     A change in control is defined, generally, to mean (i) a change in control of the nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, or as defined under the Change in Bank Control Act and the Rules and Regulations thereunder ; (ii) the acquisition of 25% or more of the Common Stock; (iii) a tender offer, a merger, sale of assets, or change of a majority of the current Board of Directors (generally disregarding any change approved by such Board); or
(iv) a solicitation of proxies by someone other than the management of the Company, seeking shareholder approval of a business combination.

Tax Consequences

     The following are the federal tax consequences generally arising with respect to awards granted under the 1997 Stock Benefit Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

     With respect to other awards granted under the 1997 Stock Benefit Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

     No options have been granted under the 1997 Stock Benefit
Plan as of the date of this Proxy Statement. As of such date, there were 11 outside directors and 345 employees eligible to participate in the 1997 Stock Benefit Plan.

     As of April 25, 1997, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $27.75. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for approval of the 1997 Stock Benefit Plan. The purpose of obtaining shareholder approval of the 1997 Stock Benefit Plan is to qualify the Plan for the granting of incentive stock options and to satisfy the requirement for the listing of the Company's Common Stock on the NASDAQ National Market.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
   THE ALLIANCE BANCORP 1997 LONG-TERM INCENTIVE STOCK BENEFIT
                              PLAN.

           PROPOSAL 3 - RATIFICATION OF APPOINTMENT
                     OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended September 30, 1996 were KPMG Peat Marwick LLP. The Company has determined to change its fiscal year end to December 31. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE
INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
DECEMBER 31, 1997.

                      STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy statement in connection with the annual meeting of stockholders to be held following fiscal year ending December 31, 1997, a stockholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, no later than December 31, 1997. Any shareholder proposal submitted to the Company will be subject to SEC Rule 14a-8 under the Securities Exchange Act of 1934.

           ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                      AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred
(100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

                OTHER MATTERS WHICH MAY PROPERLY
                     COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.


                              By Order of the Board of Directors


                              /s/ Richard A. Hojnicki
                              ------------------------------
                              Richard A. Hojnicki
                              Secretary

Hinsdale, Illinois
May 1, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE
REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                             EXHIBIT A
                        ALLIANCE BANCORP
           1997 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

     1. PURPOSE. The purpose of the Alliance Bancorp 1997 Long-Term Incentive Stock Benefit Plan (the "Plan") is to advance the interest of Alliance Bancorp (the "Company") and to increase shareholder value by providing outside directors and key employees of the Company and its affiliates, including Liberty Federal Bank (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the growth and performance of the Company and to encourage their continued service with the Company and its affiliates. A purpose of the Plan is also to attract people of experience and ability to the Company and its affiliates.

     2    TERM. The Plan shall be effective as of May 28, 1997
(the date of shareholder approval) (the "Effective Date") and shall remain in effect until May 28, 2007 (ten years from such date) unless sooner terminated by the Company's Board of Directors (the "Board"). The effectiveness of the Plan is contingent upon stockholder approval, and any awards granted prior to such stockholder approval shall be null and void if such approval is not obtained, and any such award may not be exercised or vested prior to the receipt of stockholder approval. After termination of the Plan, no future awards may be granted but previously made awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. PLAN ADMINISTRATION. A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of either (i) at least two "Non-Employee Directors" of the Company, or (ii) the entire Board of the Company. A "Non-Employee Director" means, for purposes of the Plan, a director who (a) is not employed by the Company or an affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K. Actions and decisions of the Committee shall be approved by a majority of the members of the Committee. The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, subplans and the like as are necessary;
(v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

     4. ELIGIBILITY. Any employee of the Company shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, Stock Awards, Dividends, and Dividend Equivalents under the Plan. Outside directors shall be eligible to receive Non-Statutory Stock Options, Stock Awards, Dividends, and Dividend Equivalents under the Plan, provided that the term "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. An "outside director" means a director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

     5. SHARES OF STOCK SUBJECT TO THE PLAN. There shall be 400,000 shares of Common Stock in the aggregate reserved for issuance under the Plan, which shares shall be available for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of stock options and stock awards, granted under Sections 7(a) and
(c) of the Plan. The maximum number of shares that may be subject to all awards granted to any one employee of the Company is 100,000.

     In instances where a stock appreciation right ("SAR") or other award is settled in cash or any form other than shares, then the shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. Further, the payment in shares of dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan. In addition, any shares that are used for the full or partial payment of the exercise price of any option in connection with an Accelerated Ownership Option Right will be available for future grants under the Plan.

     Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

     6.   ADJUSTMENTS AND REORGANIZATIONS.

     (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options and Stock Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

     (b) Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to Section 23 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Stock Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to such Stock Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Stock Option purchase price per share so that the aggregate Stock Option purchase price thereafter shall be the same as the aggregate Stock Option purchase price of the shares remaining subject to the Stock Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Stock Award Grant, any restrictions applicable to such Stock Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

Adjustments under this Section 6 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     7. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 12. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

     (a) Stock Option - is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be the Fair Market Value of a share on the date such other award was granted. However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates (or under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A stock option may be exercised in whole or in installments, which may be cumulative. A stock option may be in the form of an Incentive Stock Option which complies with Section 422 of the Code, as amended, and the regulations thereunder at the time of grant, or a Non-Statutory Stock Option. A Non-Statutory Stock Option means an option granted by the Committee to (i) an outside director or (ii) to any other participant, and such option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value, surrendering a stock award valued at Fair Market Value on the date of surrender, or any combination thereof.

     (b) Stock Appreciation Right - is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable award agreement, except that, in the case of an SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

     (c) Stock Award - is an award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     8. DIVIDENDS AND DIVIDEND EQUIVALENTS. The Committee may provide that stock awards earn dividends or dividend equivalents. Such dividend equivalents may be paid currently or may be credited to an account established by the Committee under the plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited in such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

     9. DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of cash, stock, other awards, or in combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect or defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

     10. FAIR MARKET VALUE. Fair Market Value for all purposes under the Plan shall mean the reported closing price of Common Stock as reported by the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") (as published in The Wall Street Journal) on such date or if the Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded thereon. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

     11. TRANSFERABILITY AND EXERCISABILITY. All awards other than Non-Statutory Stock Options under the Plan will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee. In the event that a participant terminates employment with Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the representative participant with respect to any outstanding awards.

     If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the Participant. However, in the case of participants covered by Section 16 of the 1934 Act, any contrary requirements of Rule 16b-3 under the 1934 Act, or any successor rule, shall prevail over the provisions of this Section.

     Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Committee. The Committee may, in its sole discretion, accelerate or extend the time at which any Stock Option may be exercised in whole or in part, or the vesting of any Stock Award, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. The Committee may also, in its sole discretion, extend the time period within which a stock option must be exercised before it expires. Notwithstanding the above, in the event of Retirement (as herein defined), death or Disability, all awards shall immediately vest. "Retirement" means retirement at the normal retirement date as set forth in the Bank's pension plan or as determined by the Board of Directors in the event there is no such plan. "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of paid employee's lifetime.

     12. AWARD AGREEMENTS. Awards under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. However, if any key employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the date of grant.

     In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     13. ACCELERATED OWNERSHIP STOCK OPTION RIGHTS. The Committee may grant the right to receive an Accelerated Ownership Option simultaneously with, or subsequent to, the grant of any stock option, with respect to all or some of the shares covered by such stock option. In the event an Accelerated Ownership Option Right has been granted, upon the exercise of the related Stock Option, the participant will be granted an Accelerated Ownership Stock Option (which may be an Incentive or Non-Incentive Stock Option) to purchase a number of shares of Common Stock equal to the sum of the number of whole shares of Common Stock used by the participant in payment of the purchase price of the Stock Option. The exercise price of the Accelerated Ownership Option shall be the Fair Market Value of the Common Stock on the date of grant of the Accelerated Ownership Option. The term during which the Accelerated Ownership Option may be exercised (and the other terms and conditions) shall be determined by the Committee, but in no event shall an Accelerated Ownership Option be exercisable in whole or in part before the expiration of six months from the date of the grant of the Accelerated Ownership Option.

     14. PLAN OR AWARD AMENDMENT, MODIFICATION OR CANCELLATION. The Board or the Committee may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof. The Board or the Committee shall not, however, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding option award to reduce the option price.
Furthermore, no option award shall be cancelled and replaced with awards having a lower option price without further approval of the shareholders of the Company. The foregoing is intended to prohibit the repricing of "underwater" option awards and shall not be construed to prohibit the adjustments provided for in
Section 6 of this Plan.

     15. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     16. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

     17. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     18. FUTURE RIGHTS. No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

     19. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any sate or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     20. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     21. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

     22. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

     23. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the Plan:

     (a) Definitions. The following definitions shall apply to this Section:

     "Change in Control" of the Bank or the Company means a Change in Control of a nature that: (i) would be required to be reported in response to Item l(a) of the current report on Form 8-K, as in effect on the date hereof pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act, as administered by the Office of Thrift Supervision ("OTS"), as in effect on the effective date of this Plan. In addition to the above, a Change in Control shall be deemed to have occurred at such time and payments and benefits under this Section shall be made as (iii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (iv) individuals who constituted the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating board serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he were a member of the Incumbent Board; or (v) a

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     merger, consolidation or sale of all or substantially all
     the assets of the Bank or the Company in which the Bank or Company is not the surviving institution occurs; or (vi) a proxy statement, whether or not supported by management or the Board of Directors, soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or reorganization are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (vii) a tender offer is made for 25% or more of the voting securities of the Bank or the Company. Notwithstanding the above, the Board of Directors shall have the right to determine that a Change in Control has occurred.

     (b)  Acceleration of Vesting and Payment of SARs, Stock
          Awards, and Dividends and Dividend Equivalents.

          (1) Upon the occurrence of an event constituting a Change in Control, all SARs, stock awards, stock options, dividends and dividend equivalents or any other award granted pursuant to this Plan outstanding on such date shall become 100% vested. All awards other than options shall be distributed as soon as may be practicable. Upon such distribution, such awards shall be cancelled.

          (2) Upon the occurrence of an event constituting a Change in Control involving an exchange of stock, all stock options shall become options to purchase the exchanged stock at the applicable exchange ratio (with no change in the aggregate exercise price)

     24. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee administrators.

     25. TERMINATION OF EMPLOYMENT. Upon the termination of an employee's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, and awards shall vest, only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and options may be exercised only for a period of three months following termination. In the event of termination of employment for cause (as defined herein) all rights and awards granted to an employee under the Plan not exercised or vested shall expire upon termination of employee.

     "Termination for Cause" means the termination upon an intentional failure to perform stated duties, or a breach of a fiduciary duty involving personal dishonesty, or a willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or a final cease-and-desist order
-- any of which results in material loss to the Company or one of its affiliates.

No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his Retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment. Upon the termination of an employee's service for reason of Disability, Retirement, Change in Control or death, the employee's Stock Options shall be exercisable, and Stock Awards shall vest, as to all shares subject to an outstanding award, whether or not otherwise immediately purchasable by, or vested in, such employee at the date of termination

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and options may be exercised for a period of one year following termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

     Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, and Stock Awards shall vest, only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and options may be exercised for a period of one year following termination of service. In the event of termination of service for cause (as defined above) all rights and awards granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service for reason of Disability, Retirement, Change in Control or death, Stock Options shall be exercisable, and Stock Awards shall vest, as to all shares subject to an outstanding award, whether or not otherwise immediately purchasable by, or vested in, such director at the date of termination and options may be exercised for a period of one year following termination.

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